EXHIBIT 10.1

                                   MOCON, INC.

                            MOCON INCENTIVE PAY PLAN


         WHEREAS, the MOCON Incentive Pay Plan, covering the years 1997, 1998 and 1999, was adopted on January 3, 1997 subject to terms and conditions adopted by resolution of the Compensation Committee; and

         WHEREAS, the Company has made acquisitions since the adoption of the current Incentive Pay Plan and it is determined that it is desirable to modify the Incentive Pay Plan for 1999 and future years.

         NOW, THEREFORE, be it hereby resolved that the MOCON Incentive Pay Plan for 1999 and subsequent years is as set forth in the following provisions, with the proviso that these provisions shall be reviewed and modified by the Compensation Committee as considered necessary;

         1) This Incentive Pay Plan covers employees who do not have a variable compensation component based on sales.

         2) Total incentives to such employees are not to exceed 9.5% of the net income before taxes and before incentives for such calendar years under this Incentive Pay Plan.

         3) The CEO and President incentive shall be 50% and 35% of salary at goal; the actual incentive paid will be based on the percentage of goal achieved, up to a maximum of 150%

         4) The net income goal before tax and incentives shall be determined annually by the Compensation Committee.

         5) After the CEO's and President's incentive has been determined for a year, the remaining amount available shall be distributed at the discretion of the CEO. For example, the incentives available for distribution, at goal, will be 9.5% of the net income before taxes reduced by the CEO and President incentives of 50% and 35% of salary, respectively, leaving a total for discretionary incentives.

         6) The incentives for each calendar year shall be paid in one payment prior to March 15 of the following year.

         7) Any amounts of discretionary incentives which are not distributed shall remain as net income for the company.